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                                                                    EXHIBIT 99.4

                             i2 TECHNOLOGIES, INC.

         SCHEDULE II TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                       VALUATION AND QUALIFYING ACCOUNTS

                                                     BALANCE AT   CHARGED TO                BALANCE AT
                                                     BEGINNING    COSTS AND                    END
                                                     OF PERIOD     EXPENSES    WRITE-OFFS   OF PERIOD
                                                     ----------   ----------   ----------   ----------
                                                                      (IN THOUSANDS)
ALLOWANCE FOR DOUBTFUL ACCOUNTS
  Year Ended December 31, 1997.....................    1,401        3,903        (1,041)      4,263
  Year Ended December 31, 1996.....................      947        1,085          (631)      1,401
  Year Ended December 31, 1995.....................      449          508           (10)        947

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